UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 20, 2006

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

26901 Malibu Hills Road
Calabasas Hills, California 91301
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(818) 871-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01  OTHER EVENTS

In a press release dated December 20, 2006, The Cheesecake Factory Incorporated announced that it has been formally notified by the Nasdaq Listing Qualifications Panel that the Company is now in compliance with Nasdaq’s requirements for continued listing on The Nasdaq Stock Market.

In a press release dated December 22, 2006, The Cheesecake Factory Incorporated announced the opening of its 123rd Cheesecake Factory restaurant at the Galleria at Tyler Mall in Riverside, California on December 21, 2006.  The restaurant contains approximately 10,100 square feet and 285 seats.

The full text of these press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report and are hereby incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1	Press release dated December 20, 2006 entitled, “The Cheesecake Factory Regains Compliance with The Nasdaq Stock Market”

99.2	Press release dated December 22, 2006 entitled, “The Cheesecake Factory Opens in Riverside California; Company Meets Fiscal 2006 New Restaurant Opening Target”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2006	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON
Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated December 20, 2006 entitled, “The Cheesecake Factory Regains Compliance with The Nasdaq Stock Market

99.2	Press release dated December 22, 2006 entitled, “The Cheesecake Factory Opens in Riverside, California”